As filed with the Securities and Exchange Commission on June 19, 2014. Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
Masonite International Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada (state or other jurisdiction of incorporation or organization)	98-0377314 (I.R.S. Employer Identification Number)

2771 Rutherford Road Concord, Ontario L4K 2N6 Canada (800) 895-2723 (Address, including zip code, of registrant's principal executive offices)

Masonite International Corporation 2014 Employee Stock Purchase Plan (Full Title of the Plan)

Robert E. Lewis
Senior Vice President/General Counsel and Secretary
Masonite International Corporation
One Tampa City Center
201 North Franklin Street, Suite 300
Tampa, Florida 33602
(800) 895-2723
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all notices, orders and communication to:
Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Shares	750,000	$55.54	$41,655,000	$5,365.16

(1)
Covers common shares (the “Common Shares”) of Masonite International Corporation (the “Company” or the “Registrant”) issuable under the Masonite International Corporation 2014 Employee Stock Purchase Plan (the “Purchase Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on a price of $55.54 per Common Share, which is the average of the high and low prices per share of the Common Shares reported on the New York Stock Exchange on June 18, 2014.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 750,000 Common Shares issuable under the Masonite International Corporation 2014 Employee Stock Purchase Plan. In accordance with Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the Masonite International Corporation 2012 Equity Incentive Plan and Masonite Worldwide Holdings Inc. 2009 Equity Incentive Plan (File No. 333-191105) are incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the Company are hereby incorporated by reference in this Registration Statement:

(a)
the description of the Company’s Common Shares contained the Company’s effective Registration Statement on Form 10 (File No. 001-11796) filed by the Company with the Commission on August 19, 2013, and any amendment or report filed for the purpose of updating such description;

(b)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013, filed with the Commission on February 27, 2014;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2014, filed with the Commission on May 8, 2014;

(d)	the Company’s Current Report on Form 8-K, filed with the Commission on January 13, 2014:

(e)	the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2014;

(f)	the Company’s Current Report on Form 8-K filed with the Commission on May 15, 2014;

(g)
All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 29, 2013 (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules).

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement.

Exhibit

Number	Description
4.1	Amended and Restated Articles*
4.2
Form of Second Amended and Restated Shareholders Agreement (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K (File No. 001-11796) filed with the Commission on May 15, 2014).

4.3
Masonite International Corporation 2014 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K (File No. 001-11796) filed with the Commission on May 15, 2014).

5	Opinion of Goodmans LLP*
23.1	Consent of Goodmans LLP (included in Exhibit 5 hereto)*
23.2	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm*
23.3	Consent of Deloitte LLP, an Independent Registered Public Accounting Firm*
24	Powers of Attorney (included on the signature page to this Registration Statement).*

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, State of Florida, on June 19, 2014.
Masonite International Corporation
By:    /s/ Mark J. Erceg
    Name: Mark J. Erceg
    Title: Executive Vice President and Chief
Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Mark J. Erceg and Robert E. Lewis, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 19, 2014.

Name	Title
/s/ Frederick J. Lynch	President, Chief Executive Officer and Director
Name: Frederick J. Lynch	(Principal Executive Officer)
/s/ Mark J. Erceg	Executive Vice President and Chief Financial Officer
Name: Mark J. Erceg	(Principal Financial Officer and Principal Accounting Officer)
/s/ Robert J. Byrne	Director and Chairman of the Board
Name: Robert J. Byrne
/s/ Jonathan F. Foster	Director
Name: Jonathan F. Foster
/s/ Peter R. Dachowski	Director
Name: Peter R. Dachowski
/s/ Francis M. Scricco	Director
Name: Francis M. Scricco

Name	Title
/s/ John C. Wills	Director
Name: John C. Wills
/s/ George A. Lorch	Director
Name: George A. Lorch
/s/ Rick J. Mills	Director
Name: Rick J. Mills
/s/ Jody L. Bilney	Director
Name: Jody L. Bilney

4